UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-1165937
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

151 W. 42nd Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.875% Notes due 2030	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-214273

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered

The title of the securities to be registered hereunder is “0.875% Senior Notes due 2030.” For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the Notes” and under the heading “Description of Debt Securities” in the prospectus supplement, dated February 10, 2020, which was filed with the Securities and Exchange Commission (the “Commission”) on February 10, 2020 pursuant to Rule 424(b) under the Securities Act of 1933, and the prospectus dated April 27, 2018, contained in our effective registration statement on Form S-3 (Registration No. 333-214273), which registration statement was filed with the Commission on April 27, 2018, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2: Exhibits

Exhibit 4.1	Indenture, dated as of June 7, 2013, between Nasdaq, Inc. (f/k/a The NASDAQ OMX Group, Inc.) (the “Company”) and Wells Fargo Bank, National Association, as trustee — incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (Registration No. 333-224489) filed on April 27, 2018.

Exhibit 4.2	Seventh Supplemental Indenture, dated as of February 13, 2020, to Indenture, dated as of June 7, 2013, between the Company and Wells Fargo Bank, National Association, as trustee

Exhibit 4.3	Form of Note for 0.875% Senior Notes due 2030 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NASDAQ, INC.
(Registrant)

Dated: February 13, 2020	By:	/s/ John A. Zecca
	Name:	John A. Zecca
	Title:	Executive Vice President and Chief Legal Officer

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